Ziff Davis Reports Fourth Quarter and Full Year 2022 Financial Results and Provides 2023 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis”) today reported unaudited financial results for the fourth quarter and year ended December 31, 2022.

"Delivering bottom-line growth in Q4 and throughout 2022 is impressive given the challenges in the advertising market and the overall tech sector," said Vivek Shah, Chief Executive Officer of Ziff Davis. "While we've been judicious in our spending, we continue to confidently pursue organic growth and seek compelling investment choices for our capital."

FOURTH QUARTER 2022 RESULTS

On October 7, 2021, Ziff Davis completed the spin-off of its Consensus Cloud Solutions, Inc. (“Consensus”) business. Ziff Davis has classified Consensus as a discontinued operation in its financial statements for the three months and year ended December 31, 2021 results. Historical results in this press release represent continuing operations, except for the Statement of Cash Flows, Net cash provided by operating activities and Free cash flow, which are on a combined continuing and discontinued operations basis(1).

Q4 2022 quarterly revenues decreased 2.9% to $396.7 million compared to $408.6 million for Q4 2021.

Net income from continuing operations decreased to $69.2 million compared to $378.9 million for Q4 2021 primarily due to the unrealized gain on investment of $298.5 million recorded during the three months ended December 31, 2021 in connection with the Company’s investment in Consensus that did not recur.

Adjusted net income from continuing operations(2) increased by 0.9% to $106.0 million compared to $105.1 million for Q4 2021.

Net income per diluted share from continuing operations(3) decreased to $1.37 in Q4 2022 compared to $7.81 for Q4 2021. The decrease is primarily driven by the unrealized gain on investment of $298.5 million ($6.15 per share, after tax) recorded during the three months ended December 31, 2021 in connection with the Company’s investment in Consensus that did not recur.

Adjusted net income per diluted share from continuing operations(3)(4) (or “Adjusted diluted EPS”) for the quarter increased 3.7% to $2.26 compared to $2.18 for Q4 2021.

Adjusted EBITDA(5) for the quarter increased 4.1% to $168.3 million compared to $161.6 million for Q4 2021.

Net cash provided by operating activities from continuing and discontinued operations was $43.2 million in Q4 2022 compared to $86.3 million in Q4 2021. Free cash flow from continuing and discontinued operations(6) was $17.8 million in Q4 2022 compared to $60.0 million in Q4 2021.

Ziff Davis ended the quarter with approximately $839.1 million in cash, cash equivalents, and investments after deploying approximately $1.4 million during the quarter for prior year acquisitions. No funds were deployed in Q4 2022 for current year acquisitions.

Key unaudited financial results for Q4 2022 versus Q4 2021 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted net income per diluted share from continuing operations, Adjusted EBITDA and Free cash flow from continuing and discontinued operations(1) to their nearest comparable GAAP financial measures are presented in the attached schedules.

The following table reflects Actual Results from Continuing Operations, except for Cash provided by operating activities and Free Cash Flow, which are on a combined basis of continuing operations and discontinued operations(1), for the fourth quarter of 2022 and 2021 (in millions, except per share amounts).

	Actual Results
	Three months ended December 31,
	2022	2021	% Change
Revenues
Digital Media	$321.7	$325.7	(1.2)%
Cybersecurity and Martech	$75.0	$82.9	(9.5)%
Total revenue (7)	$396.7	$408.6	(2.9)%
Income from operations	$93.5	$85.4	9.5%
Operating income margin	23.6%	20.9%	2.7%
Net income from continuing operations	$69.2	$378.9	(81.7)%
Adjusted net income from continuing operations	$106.0	$105.1	0.9%
Net income per diluted share from continuing operations (3)	$1.37	$7.81	(82.5)%
Adjusted diluted EPS (3) (4)	$2.26	$2.18	3.7%
Adjusted EBITDA (5)	$168.3	$161.6	4.1%
Adjusted EBITDA margin (5)	42.4%	39.5%	2.9%
Net cash provided by operating activities from continuing and discontinued operations (6)	$43.2	$86.3	(49.9)%
Free cash flow from continuing and discontinued operations (1)(6)	$17.8	$60.0	(70.3)%

FULL YEAR 2022 HIGHLIGHTS

2022 revenues decreased 1.8% to $1.39 billion compared to $1.42 billion for 2021. Excluding divested businesses(8), 2022 revenues increased 0.6% to $1.39 billion as compared to $1.38 billion for 2021.

Net income from continuing operations decreased to $65.5 million compared to $401.4 million for 2021 primarily due to an unrealized gain on investment of $298.5 million in the prior year recorded in connection with the Company’s investment in Consensus that did not recur.

Adjusted net income from continuing operations(2) increased by 5.0% to $312.6 million as compared to $297.7 million for 2021. Excluding divested businesses(8), Adjusted net income from continuing operations increased by 8.8% to $312.6 million as compared to $287.4 million for 2021.

Net income per diluted share(3) from continuing operations decreased to $1.39 in 2022 compared to $8.38 for 2021. The net income decrease was primarily due to an unrealized gain on investment of $298.5 million ($6.24 per share, after tax) in the prior year recorded in connection with the Company’s investment in Consensus that did not recur.

Adjusted diluted EPS(3)(4) for the year increased by 3.3% to $6.65 compared to $6.44 for 2021. Excluding divested businesses(8), Adjusted diluted EPS(3)(4) for the year increased 7.1% to $6.65 as compared to $6.21 for 2021.

Adjusted EBITDA(5) for the year increased 1.6% to $507.2 million compared to $499.0 million for 2021. Excluding divested businesses(8), Adjusted EBITDA(5) for the year increased 4.6% to $507.2 million compared to $484.9 million for 2021.

Net cash provided by operating activities from continuing and discontinued operations was $336.4 million during 2022 compared to $516.5 million in 2021. Free cash flow from continuing and discontinued operations(6) was $230.3 million during 2022 compared to $403.5 million in 2021.

The following table reflects Actual Results from Continuing Operations and Results from Continuing Operations excluding divested businesses, except for Cash provided by operating activities and Free Cash Flow, which are on a combined basis of continuing operations and discontinued operations, for the years ended December 31, 2022 and 2021 (in millions, except per share amounts). Results from Continuing Operations excluding divested businesses below exclude the operating results from Voice assets in the United Kingdom that were sold in February 2021 and the Company’s B2B Backup business that was sold in September 2021.

	Actual Results			Results excluding divested businesses(8)
	Year ended December 31,			Year ended December 31,
	2022	2021	% Change	2022	2021	% Change
Revenues
Digital Media	$1,078.4	$1,068.5	0.9%	$1,078.4	$1,068.5	0.9%
Cybersecurity and Martech	$312.6	$348.2	(10.2)%	$312.6	$314.7	(0.7)%
Total revenue (7)	$1,391.0	$1,416.7	(1.8)%	$1,391.0	$1,383.2	0.6%
Income from operations	$198.9	$167.3	18.9%
Operating income margin	14.3%	11.8%	2.5%
Net income from continuing operations	$65.5	$401.4	(83.7)%
Adjusted net income from continuing operations	$312.6	$297.7	5.0%	$312.6	$287.4	8.8%
Net income per diluted share from continuing operations (3)	$1.39	$8.38	(83.4)%
Adjusted diluted EPS (3) (4)	$6.65	$6.44	3.3%	$6.65	$6.21	7.1%
Adjusted EBITDA (5)	$507.2	$499.0	1.6%	$507.2	$484.9	4.6%
Adjusted EBITDA margin (5)	36.5%	35.2%	1.3%	36.5%	35.1%	1.4%
Net cash provided by operating activities from continuing operations (6)	$336.4	$516.5	(34.9)%
Free cash flow from continuing and discontinued operations (1)(6)	$230.3	$403.5	(42.9)%

ZIFF DAVIS GUIDANCE

The Company’ full year 2023 outlook is as follows (in millions, except per share data):

	2022 Actual	2023 Range of Estimates		Growth (Decline)
	(unaudited)	Low	High	Low	High
Revenue	$1,391.0	$1,350.0	$1,408.0	(2.9)%	1.2%
Adjusted EBITDA	$507.2	$479.0	$514.0	(5.6)%	1.3%
Adjusted diluted EPS*	$6.65	$6.02	$6.54	(9.5)%	(1.7)%

* Adjusted diluted EPS for 2023 excludes share based compensation ranging between $28 million and $30 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax. It is anticipated that Adjusted effective tax rate for 2023 (exclusive of the release of reserves for uncertain tax positions) will be between 23.0% and 25.0%.

Notes:

(1)
For the three months and year ended December 31, 2022, the Loss from discontinued operations, net of income taxes did not have an impact on Net cash provided by operating activities from continuing and discontinued operations.

(2)
Adjusted net income from continuing operations is Net income from continuing operations with modifications due to the items used to reconcile GAAP to non-GAAP financial measures, as defined further in this Press Release.

(3)
The estimated GAAP effective tax rates were approximately 27.0% and 1.6% for the three months ended December 31, 2022 and 2021, respectively, and 44.2% and (4.0)% for the years ended December 31, 2022 and 2021, respectively. The estimated Adjusted effective tax rates were approximately 23.2% and 23.2% for the three months ended December 31, 2022 and 2021, respectively, and 22.9% and 23.2% for the years ended December 31, 2022 and 2021, respectively.

(4)
Adjusted diluted EPS excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to non-GAAP financial measures. For the three months ended December 31, 2022 and 2021, excluded non-GAAP items totaled $0.89 and $(5.63) per diluted share, respectively. For the years ended December 31, 2022 and 2021, excluded non-GAAP items totaled $5.26 and $(1.94) per diluted share, respectively.

(5)	Adjusted EBITDA is defined as net income from continuing operations before interest; gain on sale of businesses; loss on investments, net; unrealized gain (loss) on short-term investments held at the reporting date; other income (expense), net; income tax (expense) benefit; (loss) income from equity method investments, net; depreciation and amortization; and the items used to reconcile GAAP to non-GAAP financial measures, as defined in the Reconciliation of GAAP to Adjusted financial measures. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Revenue. Adjusted EBITDA and Adjusted EBITDA margin amounts are not meant as a substitute for financial information prepared in accordance with GAAP, but are solely for informational purposes.
(6)	Free cash flow from continuing and discontinued operations is defined as net cash provided by operating activities from continuing and discontinued operations, less purchases of property and equipment from continuing and discontinued operations, plus contingent consideration from continuing and discontinued operations. Free cash flow from continuing and discontinued operations amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(7)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(8)
Excluding divested businesses figures are provided taking into consideration the sale of certain Voice assets in the United Kingdom in February 2021 as well as the sale of the Company’s B2B Backup business in September 2021 as if they had occurred in a prior period presented.

About Ziff Davis
Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, connectivity, health, cybersecurity, and martech. For more information, visit www.ziffdavis.com.

Contact:
Rebecca Wright
Ziff Davis, Inc.
800-577-1790
investor@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Ziff Davis Guidance” portion regarding the Company’s expected fiscal 2023 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising revenues, profitability and cash flows; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, inflationary conditions and rising interest rates; the risk of liability for legal and other claims; and the numerous other factors set forth in Ziff Davis’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to the 2021 Annual Report on Form 10-K filed by Ziff Davis on March 15, 2022, and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Ziff Davis Guidance” portion regarding the Company’s expected fiscal 2022 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this Press Release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Revenues excluding divested businesses, Adjusted diluted EPS and Adjusted diluted EPS excluding divested business, Adjusted net income from continuing operations and Adjusted net income from continuing operations excluding divested businesses, Adjusted EBITDA and Adjusted EBITDA excluding divested businesses, Adjusted EBITDA margin and Adjusted EBITDA margin excluding divested businesses, and Free cash flow from continuing and discontinued operations. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these non-GAAP financial measures, please see the appropriate GAAP to Adjusted reconciliation tables that are presented in the attached schedules.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$652,793	$694,842
Short-term investments	58,421	229,200
Accounts receivable, net of allowances	304,739	316,342
Prepaid expenses and other current assets	68,319	60,290
Total current assets	1,084,272	1,300,674
Long-term investments	127,871	122,593
Property and equipment, net	178,184	161,209
Operating lease right-of-use assets	40,640	55,617
Trade names, net	136,192	147,761
Customer relationships, net	208,057	275,451
Goodwill	1,591,474	1,531,455
Other purchased intangibles, net	118,566	149,513
Deferred income taxes, noncurrent	8,523	5,917
Other assets	39,491	20,090
TOTAL ASSETS	$3,533,270	$3,770,280
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$202,546	$226,621
Income taxes payable, current	19,712	3,151
Deferred revenue, current	187,904	185,571
Current portion of long-term debt	—	54,609
Operating lease liabilities, current	22,153	27,156
Other current liabilities	133	130
Total current liabilities	432,448	497,238
Long-term debt	999,053	1,036,018
Deferred revenue, noncurrent	9,103	14,839
Operating lease liabilities, noncurrent	33,996	53,708
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	40,379	42,546
Deferred income taxes	79,007	108,982
Other long-term liabilities	34,998	37,542
TOTAL LIABILITIES	1,640,659	1,802,548

Common stock	473	474
Additional paid-in capital	439,681	509,122
Retained earnings	1,537,830	1,515,358
Accumulated other comprehensive loss	(85,373)	(57,222)
TOTAL STOCKHOLDERS’ EQUITY	1,892,611	1,967,732
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,533,270	$3,770,280

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Total revenues	$396,700	$408,628	$1,390,997	$1,416,722
Operating expenses:
Cost of revenues (1)	50,847	45,718	195,554	188,053
Sales and marketing (1)	129,764	138,100	490,777	493,049
Research, development and engineering (1)	18,210	21,875	74,093	78,874
General and administrative (1)	104,421	117,541	404,263	456,777
Goodwill impairment on business	—	—	27,369	32,629
Total operating expenses	303,242	323,234	1,192,056	1,249,382
Income from operations	93,458	85,394	198,941	167,340
Interest expense, net	(5,423)	(15,043)	(33,842)	(72,023)
(Loss) gain on debt extinguishment, net	—	(5,274)	11,505	(5,274)
Loss on sale of businesses, net	—	—	—	(21,798)
Gain (loss) on investments, net	1,029	—	(46,743)	(16,677)
Unrealized gain (loss) on short-term investments held at the reporting date, net	7,020	298,490	(7,145)	298,490
Other (expense) income, net	(4,525)	1,759	8,437	1,293
Income from continuing operations before income tax (expense) benefit and changes from equity method investment	91,559	365,326	131,153	351,351
Income tax (expense) benefit	(24,726)	(5,684)	(57,957)	14,199
Income (loss) from equity method investment, net	2,347	19,249	(7,730)	35,845
Net income from continuing operations	69,180	378,891	65,466	401,395
(Loss) income from discontinued operations, net of income taxes	(1,709)	(18,385)	(1,709)	95,319
Net income	$67,471	$360,506	$63,757	$496,714

Net income per common share from continuing operations:
Basic	$1.47	$7.93	$1.39	$8.74
Diluted	$1.37	$7.81	$1.39	$8.38
Net (loss) income per common share from discontinued operations:
Basic	$(0.04)	$(0.38)	$(0.04)	$2.08
Diluted	$(0.03)	$(0.38)	$(0.04)	$1.99
Net income per common share:
Basic	$1.44	$7.54	$1.36	$10.81
Diluted	$1.34	$7.43	$1.36	$10.37
Weighted average shares outstanding:
Basic	46,915,647	47,778,545	46,954,558	45,893,928
Diluted	52,114,995	48,514,588	47,025,849	47,862,745

(1) Includes share-based compensation expense as follows:

Cost of revenues	$52	$86	$341	$306
Sales and marketing	636	410	3,083	1,288
Research, development and engineering	455	594	2,503	1,984
General and administrative	4,652	5,037	20,674	20,551
Total	$5,795	$6,127	$26,601	$24,129

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Year ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$63,757	$496,714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	233,400	258,303
Amortization of financing costs and discounts	2,692	26,090
Non-cash operating lease costs	13,412	1,485
Share-based compensation	26,601	25,248
Provision for credit losses (benefit) on accounts receivable	(255)	8,738
Deferred income taxes, net	(12,991)	(13,433)
(Gain) loss on extinguishment of debt, net	(11,505)	14,024
Loss on sale of businesses	—	21,798
Goodwill impairment on business	27,369	32,629
Changes in fair value of contingent consideration	(2,575)	(1,223)
Loss (income) from equity method investments	7,730	(35,845)
Unrealized loss (gain) on short-term investments held at the reporting date	7,145	(281,527)
Loss on investment, net	46,743	—
Other	945	12,894
Decrease (increase) in:
Accounts receivable	14,948	(18,050)
Prepaid expenses and other current assets	9,665	(15,650)
Operating lease right-of-use assets	3,739	15,267
Other assets	(19,979)	(3,824)
Increase (decrease) in:
Accounts payable and accrued expenses	(37,569)	22,262
Income taxes payable	17,323	(21,783)
Deferred revenue	(20,962)	14,282
Operating lease liabilities	(27,131)	(30,581)
Liability for uncertain tax positions	(2,167)	(10,383)
Other long-term liabilities	(3,891)	(899)
Net cash provided by operating activities	336,444	516,536
Cash flows from investing activities:
Purchases of property and equipment	(106,154)	(113,740)
Purchases of intangible assets	(50)	(78)
Acquisition of businesses, net of cash received	(104,094)	(141,146)
Proceeds from divestiture of discontinued operations	—	259,104
Proceeds from sale of available-for-sale investments	—	663
Investment in available-for-sale securities	(15,000)	—
Distribution from equity method investment	—	15,327
Purchases of equity method investment	—	(23,249)
Purchases of equity investments	—	(999)
Proceeds from sale of equity investments	4,527	14,330
Proceeds from sale of businesses, net of cash divested	—	48,876
Net cash (used in) provided by investing activities	(220,771)	59,088
Cash flows from financing activities:
Payment of debt	(166,904)	(512,388)
Proceeds from term loan	112,286	—

Debt extinguishment costs	(756)	(1,096)
Proceeds from bridge loan	—	485,000
Repurchase of common stock	(78,291)	(78,327)
Issuance of common stock under employee stock purchase plan	9,431	9,231
Proceeds from exercise of stock options	148	2,939
Deferred payments for acquisitions	(16,116)	(14,387)
Other	(630)	(4,060)
Net cash used in financing activities	(140,832)	(113,088)
Effect of exchange rate changes on cash and cash equivalents	(16,890)	(10,346)
Net change in cash and cash equivalents	(42,049)	452,190
Cash and cash equivalents at beginning of period	694,842	242,652
Cash and cash equivalents at beginning of period associated with discontinued operations	—	66,210
Cash and cash equivalents at beginning of period associated with continuing operations	694,842	176,442
Cash and cash equivalents at end of period	652,793	694,842
Cash and cash equivalents at end of period associated with discontinued operations	—	—
Cash and cash equivalents at end of period associated with continuing operations	$652,793	$694,842

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Adjusted net income from continuing operations is Net income from continuing operations with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition, integration and other costs; (3) elimination of certain interest costs; (4) elimination of (gains) losses resulted from the extinguishment of debt; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of change in value of investments; (7) elimination of (gains) losses on sale of assets; (8) elimination of lease asset impairments and other charges; (9) elimination of disposal related costs; (10) elimination of goodwill impairment on business; and (11) elimination of dilutive effect of the convertible debt.

	Three months ended December 31,
	2022	Per diluted share*	2021	Per diluted share*
Net income from continuing operations	$69,180	$1.37	$378,891	$7.81
Plus:
Share-based compensation (1)	6,044	0.13	4,302	0.09
Acquisition, integration and other costs (2)	7,401	0.16	1,924	0.04
Interest costs, net (3)	120	—	3,017	0.06
Loss on debt extinguishment (4)	—	—	3,292	0.07
Amortization (5)	28,696	0.61	28,581	0.59
Investments (6)	(6,210)	(0.13)	(316,722)	(6.59)
Sale of assets (7)	—	—	(942)	(0.02)
Lease asset impairments and other charges (8)	559	0.01	2,619	0.05
Disposal related costs (9)	395	0.01	135	—
Goodwill impairment on business (10)	(222)	—	(33)	—
Convertible debt dilution (11)	—	0.10	—	0.08
Adjusted net income from continuing operations	$105,963	$2.26	$105,064	$2.18

* The reconciliation of Net income per diluted share from continuing operations to Adjusted diluted EPS may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Adjusted net income from continuing operations is Net income from continuing operations with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition, integration and other costs; (3) elimination of certain interest costs; (4) elimination of (gains) losses resulted from the extinguishment of debt; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of change in value of investments; (7) elimination of (gains) losses on sale of assets; (8) elimination of lease asset impairments and other charges; (9) elimination of disposal related costs; (10) elimination of goodwill impairment on business; and (11) elimination of dilutive effect of the convertible debt.

	Year ended December 31,
	2022	Per diluted share*	2021	Per diluted share*
Net income from continuing operations	$65,466	$1.39	$401,395	$8.38
Plus:
Share based compensation (1)	23,209	0.49	15,510	0.34
Acquisition, integration and other costs (2)	13,278	0.28	6,672	0.14
Interest costs, net (3)	374	0.01	15,477	0.33
(Gain) loss on debt extinguishment (4)	(9,094)	(0.19)	3,292	0.07
Amortization (5)	119,170	2.53	127,258	2.75
Investments (6)	76,679	1.63	(321,730)	(6.96)
Sale of assets (7)	—	—	15,462	0.33
Lease asset impairments and other charges (8)	1,640	0.03	9,333	0.20
Disposal related costs (9)	1,449	0.03	407	0.01
Goodwill impairment on business (10)	20,414	0.43	24,602	0.53
Convertible debt dilution (11)	—	0.02	—	0.32
Adjusted net income from continuing operations	$312,585	$6.65	$297,678	$6.44

* The reconciliation of Net income per diluted share from continuing operations to Adjusted diluted EPS may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three months ended December 31,
	2022	2021
Cost of revenues	$50,847	$45,718
Plus:
Share-based compensation (1)	(52)	(86)
Acquisition, integration and other costs (2)	(245)	(96)
Amortization (5)	(221)	(250)
Adjusted cost of revenues	$50,329	$45,286

Sales and marketing	$129,764	$138,100
Plus:
Share-based compensation (1)	(636)	(409)
Acquisition, integration and other costs (2)	(3,825)	(178)
Adjusted sales and marketing	$125,303	$137,513

Research, development and engineering	$18,210	$21,875
Plus:
Share-based compensation (1)	(455)	(594)
Acquisition, integration and other costs (2)	(528)	(358)
Adjusted research, development and engineering	$17,227	$20,923

General and administrative	$104,421	$117,541
Plus:
Share-based compensation(1)	(4,652)	(5,038)
Acquisition, integration and other costs (2)	(5,155)	(2,903)
Amortization (5)	(37,641)	(45,053)
Lease asset impairments and other charges (8)	(778)	(3,133)
Disposal related costs (9)	—	(136)
Investments (6)	—	(1,500)
Adjusted general and administrative	$56,195	$59,778

Interest expense, net	$(5,423)	$(15,043)
Plus:
Interest costs, net (3)	96	4,775
Adjusted interest expense, net	$(5,327)	$(10,268)

Loss on debt extinguishment, net	$—	$(5,274)
Plus:
Loss on debt extinguishment (4)	—	4,527
Adjusted loss on debt extinguishment, net	$—	$(747)

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three months ended December 31,
	2022	2021
Gain on investment, net	$1,029	$—
Plus:
Investments (6)	(1,029)	—
Adjusted gain on investment, net	$—	$—

Unrealized gain on short-term investments held at period end	$7,020	$298,490
Plus:
Investments (6)	(7,020)	(298,490)
Adjusted unrealized gain on short-term investments held at period end, net	$—	$—

Other (expense) income, net	$(4,525)	$1,759
Plus:
Acquisition, integration and other costs (2)	(195)	—
Sale of assets (7)	—	857
Disposal related costs (9)	314	—
Adjusted other (expense) income, net	$(4,406)	$2,616

Income tax expense	$(24,726)	$(5,684)
Plus the tax effect of:
Share-based compensation (1)	249	(1,825)
Acquisition, integration and other costs (2)	(2,158)	(1,611)
Interest costs, net (3)	23	(1,758)
Loss on debt extinguishment, net	—	(1,235)
Amortization (5)	(9,163)	(16,722)
Investments (6)	4,185	(483)
Sale of assets (7)	—	(1,799)
Lease asset impairments and other charges (8)	(219)	(514)
Disposal related costs (9)	81	(1)
Goodwill impairment on business (10)	(223)	(33)
Adjusted income tax expense	$(31,951)	$(31,665)

Loss from equity method investment, net	$2,347	$19,249
Plus:
Investments (6)	(2,347)	(19,249)
Adjusted loss from equity method investment, net	$—	$—

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three months ended December 31,
	2022	2021
Total adjustments	$(36,782)	$273,827

Net income per diluted share from continuing operations	$1.37	$7.81
Adjustments *	$0.89	$(5.63)
Adjusted diluted EPS	$2.26	$2.18

* The reconciliation of Net income per diluted share from continuing operations to Adjusted diluted EPS may not foot since each is calculated independently.

The Company discloses Adjusted diluted EPS as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that an Adjusted diluted EPS measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, we believe that the presentation of Adjusted diluted EPS provides useful information to investors.

Adjusted diluted EPS is not in accordance with, or an alternative to, Net income per diluted share from continuing operations and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, Adjusted diluted EPS is not based on any comprehensive set of accounting rules or principles. The Adjusted diluted EPS measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year ended December 31,
	2022	2021
Cost of revenues	$195,554	$188,053
Plus:
Share-based compensation (1)	(341)	(306)
Acquisition, integration and other costs (2)	(364)	(382)
Amortization(5)	(1,000)	(1,547)
Adjusted cost of revenues	$193,849	$185,818

Sales and marketing	$490,777	$493,049
Plus:
Share-based compensation (1)	(3,083)	(1,288)
Acquisition, integration and other costs (2)	(6,293)	(1,824)
Adjusted sales and marketing	$481,401	$489,937

Research, development and engineering	$74,093	$78,874
Plus:
Share-based compensation (1)	(2,503)	(1,984)
Acquisition, integration and other costs (2)	(1,199)	(1,457)
Adjusted research, development and engineering	$70,391	$75,433

General and administrative	$404,263	$456,777
Plus:
Share-based compensation (1)	(20,674)	(20,551)
Acquisition, integration and other costs (2)	(9,570)	(6,987)
Amortization (5)	(156,922)	(185,855)
Investments (6)	—	(1,500)
Lease asset impairments and other charges (8)	(2,178)	(12,860)
Disposal related costs (9)	(1,328)	(607)
Adjusted general and administrative	$213,591	$228,417

Goodwill impairment on business	$27,369	$32,629
Plus:
Goodwill impairment on business (10)	(27,369)	(32,629)
Adjusted goodwill impairment on business	$—	$—

Interest expense, net	$(33,842)	$(72,023)
Plus:
Interest costs, net (3)	433	21,278
Adjusted interest expense, net	$(33,409)	$(50,745)

Gain (loss) on debt extinguishment, net	$11,505	$(5,274)
Plus:
(Gain) loss on debt extinguishment (4)	(12,060)	4,527
Adjusted loss on debt extinguishment, net	$(555)	$(747)

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year ended December 31,
	2022	2021
Gain on sale of businesses	$—	$(21,798)
Plus:
Sale of assets (7)	—	21,798
Adjusted gain on sale of businesses	$—	$—

Loss on investments, net	$(46,743)	$(16,677)
Plus:
Investments (6)	46,743	16,677
Adjusted loss on investments, net	$—	$—

Unrealized (loss) gain on short-term investments held at period end	$(7,145)	$298,490
Plus:
Investments (6)	7,145	(298,490)
Adjusted unrealized (loss) gain on short-term investments held at period end, net	$—	$—

Other income, net	$8,437	$1,293
Plus:
Investments (6)	(624)	—
Acquisition, integration and other costs (2)	(195)	—
Sale of assets (7)	—	857
Disposal related costs (9)	203	—
Adjusted other income, net	$7,821	$2,150

Income tax (expense) benefit	$(57,957)	$14,199
Plus the tax effect of:
Share-based compensation (1)	(3,392)	(8,619)
Acquisition, integration and other costs (2)	(3,954)	(3,978)
Interest costs, net (3)	(60)	(5,802)
(Gain) loss on debt extinguishment, net (4)	2,967	(1,234)
Amortization (5)	(38,752)	(60,144)
Investments (6)	15,686	(5,572)
Sale of assets (7)	—	(7,193)
Lease asset impairments and other charges (8)	(538)	(3,527)
Disposal related costs (9)	(81)	(200)
Goodwill impairment on business (10)	(6,956)	(8,027)
Adjusted income tax expense	$(93,037)	$(90,097)

(Loss) income from equity method investment, net	$(7,730)	$35,845
Plus:
Investments (6)	7,730	(35,845)
Adjusted (loss) income from equity method investment, net	$—	$—

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year ended December 31,
	2022	2021
Total adjustments	$(247,119)	$103,717

Net income per diluted share from continuing operations	$1.39	$8.38
Adjustments *	$5.26	$(1.94)
Adjusted diluted EPS	$6.65	$6.44

* The reconciliation of Net income per diluted share from continuing operations to Adjusted diluted EPS may not foot since each is calculated independently.

The Company discloses Adjusted diluted EPS as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that an Adjusted diluted EPS measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, we believe that the presentation of Adjusted diluted EPS provides useful information to investors.

Adjusted diluted EPS is not in accordance with, or an alternative to, Net income per diluted share from continuing operations and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, Adjusted diluted EPS is not based on any comprehensive set of accounting rules or principles. The Adjusted diluted EPS measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Revenues excluding divested businesses, Adjusted diluted EPS and Adjusted diluted EPS excluding divested business, Adjusted net income from continuing operations and Adjusted net income from continuing operations excluding divested businesses, Adjusted EBITDA and Adjusted EBITDA excluding divested businesses, Adjusted EBITDA margin and Adjusted EBITDA margin excluding divested businesses, and Free cash flow from continuing and discontinued operations (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Non-GAAP financial measures exclude the charges listed below. Excluding these charges from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude the similar items. We believe that non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.

(1) Share-Based Compensation. We exclude stock-based compensation because it is non-cash in nature.

(2) Acquisition, Integration and Other costs. We exclude certain acquisition and related integration costs, including adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, including severance.

(3) Interest Costs, Net. In June 2014, we issued $402.5 million aggregate principal amount of 3.25% convertible senior notes and in November 2019, we issued $550.0 million aggregate principal amount of 1.75% convertible senior notes. For the three months and year ended December 31, 2021, we separately accounted for the value of the liability and equity features of the outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, was amortized to interest expense over time. Accordingly, we recognized imputed interest expense on our 3.25% and 1.75% convertible senior notes of approximately 5.8% and 5.5%, respectively, in the Company’s statement of operations during the three months and year ended December 31, 2021. We excluded the difference between the imputed interest expense and the coupon interest expense of 3.25% and 1.75%, respectively, because this difference was non-cash in nature and because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. During 2022, we adopted ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, whereby a portion of the convertible senior notes is no longer recorded in equity with a debt discount and amortization in interest expense. Therefore, no similar adjustment was made for the three months and year ended December 31, 2022. We have also excluded the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes in each period presented.

(4) (Gain) loss on extinguishment of debt. We exclude gains and losses associated with extinguishment of debt. For the three months and year ended December 31, 2022, we recorded a gain on extinguishment associated with the repurchase of our 4.625% Senior Notes, which is included within this non-GAAP adjustment.

(5) Amortization. We exclude amortization of patents and acquired intangible assets because it is non-cash in nature.

(6) Change in Value on Investments. We exclude the change in value of our investments, which includes income (loss) from equity method investments, the unrealized gain (loss) on our investment in Consensus and other income (loss) on investments (including Consensus).

(7) Gain (Loss) on Sale of Assets. We exclude the gain (loss) on the sale of certain assets.

(8) Lease Asset Impairments and Other Charges. We exclude lease asset impairments and other charges as they are non-cash in nature.

(9) Disposal Related Costs. We exclude expenses associated with the disposal of certain businesses.

(10) Goodwill Impairment on Business. We exclude the goodwill impairment on business because it is non-cash in nature.

(11) Convertible Debt Dilution. We exclude convertible debt dilution from diluted earnings per share.

We present Adjusted cost of revenues, Adjusted sales and marketing, Adjusted research, development and engineering, Adjusted general and administrative, Adjusted goodwill impairment on business, Adjusted interest expense, net, Adjusted gain on sale of businesses, Adjusted interest expense, net, Adjusted (gain) loss on extinguishment of debt, net, Adjusted loss on investments, net, Adjusted unrealized loss on short-term investments held at period end, net, Adjusted Other income (expense), Adjusted income tax expense (benefit), Adjusted income (loss) from equity method investment, net and Adjusted net income because we believe that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

Financial Results Excluding Divested Businesses

Key financial results excluding divested businesses for the years ended December 31, 2022 and 2021, are set forth in the following table (in millions, except per share amounts). The financial results excluding divested businesses below reflect the Company’s results taking into consideration the sale of certain Voice assets in the United Kingdom as well as the sale of the Company’s B2B Backup business as if they had occurred in a prior period presented.

	Year ended December 31,
	2022	2021
Total Revenues	$1,391.0	$1,416.7
Revenue adjustments related to divested businesses	$—	$(33.5)
Total Revenue excluding divested businesses (1)	$1,391.0	$1,383.2

Adjusted diluted EPS (1)	$6.65	$6.44
Adjusted diluted EPS adjustments related to divested businesses	$—	$(0.23)
Adjusted diluted EPS excluding divested businesses (1)	$6.65	$6.21

Adjusted net income from continuing operations	$312.6	$297.7
Net income from continuing operations adjustments related to divested businesses	$—	$(10.3)
Adjusted net income from continuing operations excluding divested businesses	$312.6	$287.4

Adjusted EBITDA (1)	$507.2	$499.0
EBITDA adjustments related to divested businesses	$—	$(14.1)
Adjusted EBITDA excluding divested businesses (1)	$507.2	$484.9

Adjusted EBITDA margin (1)	36.5%	35.2%
EBITDA margin adjustments related to divested businesses	0.0%	(0.1)%
Adjusted EBITDA margin excluding divested businesses (1)	36.5%	35.1%

(1)Refer to the notes earlier in this Press Release.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to Net income from continuing operations:

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net income from continuing operations	$69,180	$378,891	$65,466	$401,395
Plus:
Interest expense, net	5,423	15,043	33,842	72,023
Loss (gain) on debt extinguishment, net	—	5,274	(11,505)	5,274
Loss on sale of businesses	—	—	—	21,798
Unrealized (gain) loss on short-term investments held at the reporting date	(7,020)	(298,490)	7,145	(298,490)
(Gain) loss on investments, net	(1,029)	—	46,743	16,677
Other expense (income), net	4,525	(1,759)	(8,437)	(1,293)
Income tax expense (benefit)	24,726	5,684	57,957	(14,199)
Loss (income) from equity method investment, net	(2,347)	(19,249)	7,730	(35,845)
Depreciation and amortization	58,520	61,791	233,400	249,292
Reconciliation of GAAP to Non-GAAP financial measures:
Share-based compensation	5,795	6,127	26,601	24,129
Acquisition, integration and other costs	9,753	3,535	17,426	10,650
Lease asset impairments and other charges	778	3,133	2,178	12,860
Investments	—	1,500	—	1,500
Disposal related costs	—	135	1,328	606
Goodwill impairment on business	—	—	27,369	32,629
Adjusted EBITDA	$168,304	$161,615	$507,243	$499,006
Adjusted EBITDA as calculated above represents net income from continuing operations before interest, gain on sale of businesses, unrealized (gain) loss on short-term investments held at the reporting date, other (income) loss, net, income tax expense (benefit), loss (income) from equity method investments, net, depreciation and amortization and the items used to reconcile GAAP to Non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition, integration and other costs, (3) lease asset impairments and other charges, (4) disposal related costs and (5) goodwill impairment on business. We disclose Adjusted EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income from continuing operations, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

2022	Q1	Q2	Q3	Q4(1)	YTD(1)
Net cash provided by operating activities from continuing and discontinued operations	$116,511	$75,973	$100,735	$43,225	$336,444
Less: Purchases of property and equipment	(30,502)	(23,374)	(26,891)	(25,387)	(106,154)
Free cash flow from continuing and discontinued operations	$86,009	$52,599	$73,844	$17,838	$230,290

2021	Q1	Q2(2)	Q3	Q4	YTD
Net cash provided by operating activities from continuing and discontinued operations	$178,724	$111,298	$140,230	$86,284	$516,536
Less: Purchases of property and equipment	(26,269)	(31,497)	(29,729)	(26,245)	(113,740)
Add: Contingent consideration	—	685	—	—	685
Free cash flow from continuing and discontinued operations	$152,455	$80,486	$110,501	$60,039	$403,481

(1)For the three months and year ended December 31, 2022, the Loss from discontinued operations, net of income taxes did not have an impact on Net cash provided by operating activities from continuing and discontinued operations.
(2)Free cash flows from continuing and discontinued operations of $80.5 million for Q2 2021 is before the effect of payments associated with certain contingent consideration related to acquisitions.

The Company discloses Free cash flows from continuing and discontinued operations as supplemental non-GAAP financial performance measures, as it believes these are useful metrics by which to compare the performance of its business from period to period. The Company also understands that these non-GAAP measures are broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, we believe that the presentation of these non-GAAP financial measures provides useful information to investors.

Free cash flows from continuing and discontinued operations are not in accordance with, or an alternative to, Net cash provided by operating activities and Net cash provided by operating activities from continuing and discontinued operations, respectively, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended December 31, 2022
	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues	$321,670	$75,030	$—	$396,700
Operating profit
Income (loss) from operations	$95,015	$11,554	$(13,111)	$93,458
Non-GAAP adjustments:
Share-based compensation	2,225	563	3,007	5,795
Acquisition, integration and other costs	7,784	1,179	790	9,753
Amortization	29,731	8,121	10	37,862
Lease asset impairments and other charges	791	(13)	—	778
Adjusted operating profit (loss)	$135,546	$21,404	$(9,304)	$147,646
Depreciation	16,630	4,028	—	20,658
Adjusted EBITDA	$152,176	$25,432	$(9,304)	$168,304

Table above excludes certain intercompany allocations.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended December 31, 2021
	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues	$325,747	$82,881	$—	$408,628
Operating profit
Income (loss) from operations	$92,422	$9,492	$(16,520)	$85,394
Non-GAAP adjustments:
Share-based compensation	2,178	1,227	2,722	6,127
Acquisition, integration and other costs	855	1,473	1,207	3,535
Amortization	32,746	12,486	71	45,303
Lease asset impairments and other charges	3,666	(533)	—	3,133
Investments	—	—	1,500	1,500
Disposal related costs	—	84	51	135
Adjusted operating profit (loss)	$131,867	$24,229	$(10,969)	$145,127
Depreciation	13,597	2,636	255	16,488
Adjusted EBITDA	$145,464	$26,865	$(10,714)	$161,615

Table above excludes certain intercompany allocations.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Year ended December 31, 2022
	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues	$1,078,391	$312,606	$—	$1,390,997
Operating profit
Income (loss) from operations	$198,171	$50,960	$(50,190)	$198,941
Non-GAAP adjustments:
Share-based compensation	10,433	4,280	11,888	26,601
Acquisition, integration and other costs	14,121	2,111	1,194	17,426
Amortization	122,869	35,025	28	157,922
Lease asset impairments and other charges	1,631	547	—	2,178
Disposal related costs	11	—	1,317	1,328
Goodwill impairment on a business	27,369	—	—	27,369
Adjusted operating profit (loss)	$374,605	$92,923	$(35,763)	$431,765
Depreciation	61,789	13,689	—	75,478
Adjusted EBITDA	$436,394	$106,612	$(35,763)	$507,243

Table above excludes certain intercompany allocations.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Year ended December 31, 2021
	Digital	Cybersecurity
	Media	and Martech	Corporate	Total
Revenues	$1,068,476	$348,246	$—	$1,416,722
Operating profit
Income (loss) from operations	$216,950	$10,769	$(60,379)	$167,340
Non-GAAP adjustments:
Share-based compensation	7,734	4,481	11,914	24,129
Acquisition, integration and other costs	3,449	5,968	1,233	10,650
Amortization	144,621	42,493	288	187,402
Lease asset impairments and other charges	12,229	631	—	12,860
Investments	—	—	1,500	1,500
Disposal related costs	—	84	522	606
Goodwill impairment on a business	—	32,629	—	32,629
Adjusted operating profit (loss)	$384,983	$97,055	$(44,922)	$437,116
Depreciation	49,151	12,484	255	61,890
Adjusted EBITDA	$434,134	$109,539	$(44,667)	$499,006

Table above excludes certain intercompany allocations.